EXHIBIT 21
SUBSIDIARIES OF LIVERAMP HOLDINGS, INC.

U.S. SUBSIDIARIES
Subsidiary	Organized or Incorporated	Percent of Equity Securities Owned	Doing Business As
LiveRamp, Inc.	Delaware	100%	LiveRamp, Inc.
Data Plus Math Corporation	Delaware	100%	Data Plus Math
DataFleets Ltd.	Delaware	100%	DataFleets
Diablo.ai, Inc.	Delaware	100%	Diablo.ai

INTERNATIONAL SUBSIDIARIES
Subsidiary	Organized or Incorporated	Percent of Equity Securities Owned	Doing Business As
Diablo Technologies Private Limited	India	100%	Diablo Technologies Private Limited
LiveRamp Australia Pty Limited	Australia	100%	LiveRamp Australia Pty Limited
LiveRamp France SAS	France	100%	LiveRamp France SAS
LiveRamp UK Ltd.	UK	100%	LiveRamp UK Ltd.
LiveRamp Greater China Information Services Ltd.	China	100%	LiveRamp Greater China Information Services Ltd.
LiveRamp Japan K.K.	Japan	100%	LiveRamp Japan K.K.
LiveRamp Netherlands B.V.	Netherlands	100%	LiveRamp Netherlands B.V.
LiveRamp (NZ) Limited	New Zealand	100%	LiveRamp (NZ) Limited
LiveRamp PTE. Ltd.	Singapore	100%	LiveRamp PTE. Ltd.